EXHIBIT 3.1

RESTATED

BY-LAWS

of

MOVADO GROUP, INC.
________________________

ARTICLE 1

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1           “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2           “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3           “Board” means the Board of Directors of the Corporation.

1.4           “Business Corporation Law” means the Business Corporation Law of the State of New York, as amended from time to time.

1.5           “By-laws” means the by-laws of the Corporation, as hereby restated and as amended from time to time.

1.6           “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.7           “Chairman” means the Chairman of the Board of Directors of the Corporation.

1.8           “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.9           “Corporation” means Movado Group, Inc.

1.10         “Directors” means Directors of the Corporation.

1.11         “Entire Board” means the total number of Directors that the Corporation would have if there were no vacancies.

1.12         “Office of the Corporation” means the executive office of the Corporation, anything in Section 102(10) of the Business Corporation Law to the contrary notwithstanding.

1.13         “President” means the President of the Corporation.

1.14         “Secretary” means the Secretary of the Corporation.

1.15         “Share” has the meaning given such term in Section 2.10 of these By-laws.

1.16         “Treasurer” means the Treasurer of the Corporation.

1.17         “Vice Chairman” means a Vice Chairman of the Corporation.

1.18         “Vice President” means a Vice President of the Corporation.

ARTICLE 2

Shareholders

2.1           Place of Meetings.  Every meeting of shareholders shall be held at the office of the Corporation or at such other place within or without the State of New York as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

2.2           Annual Meeting.  A meeting of shareholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the Entire Board and designated in the notice of meeting.

Except as otherwise provided by law, at any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting (a) by or at the direction of the chairman of the meeting or (b) by any shareholder who complies with the procedures hereinafter set forth in this Section 2.2 or complies with applicable federal securities laws.  For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary.  To be timely, a shareholder’s notice must be delivered personally to, or mailed to and received at, the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was given or such public disclosure was made.  To be in proper written form, a shareholder’s notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting, (i) a brief description of each such item of business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, and (iv) any material interest of such shareholder in such business.  In addition, the shareholder making such proposal shall promptly provide any additional information the Corporation shall reasonably request.  No business shall be brought before any annual meeting of shareholders of the Corporation otherwise than as provided in this Section 2.2.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.2 and shall not be transacted.

2.3           Special Meeting for Election of Directors, Etc.  If the annual meeting of shareholders for the election of Directors and the transaction of other business is not held within the month specified in Section 2.2 hereof, the Board may call a special meeting of shareholders for the election of Directors and the transaction of other business as soon thereafter as convenient.

2.4           Other Special Meetings.  A special meeting of shareholders (other than a special meeting for the election of Directors), unless otherwise prescribed by law, may be called at any time only at the direction of the Board by resolution adopted by the affirmative vote of a majority of the Entire Board or by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Secretary.  Upon a written request by the Board to call a special meeting of shareholders, the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Secretary shall call such meeting.  Except as otherwise required by law, shareholders of the Corporation shall not have the right to request or call a special meeting of the shareholders.  At any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.6 hereof or in any waiver of notice thereof given pursuant to Section 2.7 hereof.

2.5           Fixing Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or any other lawful action, the Board may fix, in advance, a record date.  Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If no such record date is fixed:

2.5.1           the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and

2.5.2           the record date for determining shareholders for any purpose other than that specified in Section 2.5.1 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

2.6           Notice of Meetings of Shareholders.  Except as otherwise provided in Sections 2.5 and 2.7 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these By-laws, shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.  If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law (“Section 623”) to receive payment for their shares of capital stock, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 or an outline of its material terms.  Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally, by means of electronic transmission or by first class mail, not fewer than 10 nor more than 60 days before the date of the meeting, to each shareholder entitled to notice of or to vote at such meeting; provided, however, that a copy of such notice may be given by third class mail not fewer than 24 nor more than 60 days before the date of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation, or, if the shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to the shareholder at such other address.  An affidavit of the Secretary or other person giving the notice or of the transfer agent of the Corporation that the notice required by this Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.  If, however, after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date who is entitled to notice.

2.7           Waivers of Notice.  Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

2.8           List of Shareholders.  A list of shareholders as of the record date, certified by the officer of the Corporation responsible for its preparation, or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

2.9           Quorum of Shareholders; Adjournment.  Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the outstanding shares of the Corporation entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, provided that when a specified item of business is required to be voted on by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.   When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders.  The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

2.10           Voting; Proxies.  Unless otherwise provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for each share of capital stock of the Corporation (“Share”) standing in his or her name on the record of shareholders determined in accordance with Section 2.5 hereof.  If the Certificate of Incorporation provides for more or less than one vote for any shares on any matter, each reference in the By-laws or the Business Corporation Law to the vote of a majority or other proportion of shares shall refer to a majority or other proportion of the votes of all of the voting shares.  The provisions of Section 612 of the Business Corporation Law shall apply in determining whether any shares may be voted and the persons, if any, entitled to vote such shares, but the Corporation shall be protected in assuming that the persons in whose names shares stand on the share ledger of the Corporation are entitled to vote such shares.  Holders of redeemable shares are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem such shares has been deposited with a bank or trust company under an irrevocable obligation to pay the holders the redemption price on surrender of such shares.  At any meeting of shareholders (at which a quorum was present to organize the meeting), the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by shareholders (whether or not a quorum is present when the vote is taken); provided, however, that the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote shall be required to effect elections of Directors.  In voting on any question on which a vote by ballot is required by law or is demanded by any shareholder entitled to vote, the voting shall be by ballot.  Each ballot shall be signed by the shareholder voting or the shareholder’s proxy and shall state the number of shares voted.  On all other questions, the voting may be viva voce.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such shareholder by proxy.  The validity and enforceability of any proxy shall be determined in accordance with Section 609 of the Business Corporation Law.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by Section 609 of the Business Corporation Law.

2.11           Voting Procedures and Inspectors of Election at Meetings of Shareholders.  The Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any shareholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents and determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by the inspector or inspectors.  Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by the inspector or inspectors.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting.  No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the courts of the State of New York upon application by a shareholder shall determine otherwise.

2.12           Organization.  At each meeting of shareholders, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Chairman and the Vice Chairman, the Chief Executive Officer, or in the absence of the Chairman, the Vice Chairman and the Chief Executive Officer, the President, or in the absence of the Chairman, the Vice Chairman, the Chief Executive Officer and the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting.  The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting.  In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the shareholders present in person or represented by proxy and entitled to vote at the meeting.

2.13           Order of Business.  The Chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of each meeting of shareholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.  Notwithstanding the foregoing, the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the shareholders present in person or represented by proxy and entitled to vote at the meeting.

2.14           Written Consent of Shareholders Without a Meeting.  Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected at an annual or special meeting of shareholders duly called and held in accordance with law and the Corporation’s Certificate of Incorporation or such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE 3

Directors

3.1           General Powers.  Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.  The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.  In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the shareholders.

3.2           Number; Qualification; Term of Office.  The number of Directors constituting the Board shall not be fewer than three, except that if and when all the shares of capital stock of the Corporation are owned beneficially and of record by fewer than three shareholders, the number of Directors may be fewer than three but not fewer than the number of shareholders.  Subject to the provisions of the preceding sentence and of Section 702(b) of the Business Corporation Law, the number of Directors shall be six and may thereafter be changed from time to time solely by the affirmative vote of a majority of the directors in office at the time of the vote, provided that any such action does not operate to remove a director other than in the manner prescribed in the Certificate of Incorporation or these By-laws.  Each Director shall be at least eighteen years of age.  Directors need not be shareholders.  Each Director shall be elected to hold office until the annual meeting of shareholders next following such Director’s election and until such Director’s successor shall have been elected and shall qualify, or until such Director’s earlier death, resignation or removal.

3.3           Election.  Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors of the Corporation may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors.  Any shareholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only in compliance with applicable federal securities laws or if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary (a) with respect to an election to be held at an annual meeting of shareholders, not less than 60 days nor more than 90 days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of Directors, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.  Each such notice shall set forth:  (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors and (v) the consent of each nominee to serve as a Director if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.  Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

3.4           Newly Created Directorships and Vacancies.  Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of Directors and vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause, shall be filled only by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board, or by a sole remaining Director; and a majority of the Entire Board may fill a vacancy that results from an increase in the number of Directors.  A Director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the meeting of shareholders next following such Director’s election at which the election of Directors is in the regular order of business and until such Director’s successor shall have been elected and shall qualify, or until such Director’s earlier death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors or change in the restrictions and qualifications for Directors shall shorten the term of any incumbent Director.

3.5           Resignation.  Any Director may resign at any time by written notice to the Corporation.  Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.6           Removal.  No Director may be removed except for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares entitled to vote at an election of Directors.

3.7           Compensation.  Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties.  Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties.  Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.8           Times and Places of Meetings.  The Board may hold meetings, both regular and special, either within or without the State of New York.  The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

3.9           Annual Meetings.  On the day when and at the place where the annual meeting of shareholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business.  The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 hereof for special meetings of the Board or in a waiver of notice thereof.

3.10           Regular Meetings.  Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

3.11           Special Meetings.  Special meetings of the Board may be called by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Secretary or by any two or more Directors on at least one day’s notice to each Director given by one of the means specified in Section 3.14 hereof other than by mail, or on at least three days’ notice if given by mail.  Special meetings shall be called by the Chairman, the Vice Chairman, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of any two or more of the Directors.

3.12           Telephone Meetings.  Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.

3.13           Adjourned Meetings.  A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.  At least one day’s notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.14 hereof other than by mail, or at least three days’ notice if by mail.  Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.14           Notice Procedure.  Subject to Sections 3.11 and 3.17 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

3.15           Waiver of Notice.  Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice.  Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

3.16           Organization.  At each meeting of the Board, the Chairman, or in the absence of the Chairman, the lead Director if there is one, chosen by the Board, or in the absence of the Chairman and any such lead Director, the Vice Chairman, or in the absence of the Chairman, the lead Director and the Vice Chairman, the Chief Executive Officer, or in their absence, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside.  The Secretary shall act as secretary at each meeting of the Board.  In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.17           Quorum of Directors.  The presence in person of a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board.

3.18           Action by Majority Vote.  Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

3.19           Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE 4

COMMITTEES OF THE BOARD

The Board may, by resolution passed by a vote of the entire Board, designate one or more committees, each committee to consist of three or more of the Directors of the Corporation.  The Board may designate one or more Directors as alternate members of any committee to replace absent or disqualified members at any meeting of such committee.  Any such committee, to the extent provided in a resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to submitting to shareholders any matter that requires shareholder approval, filling of vacancies on the Board or on any committee, fixing the compensation of the Directors for serving on the Board or on any committee, amending or repealing the By-laws, or adopting new By-laws or amending or repealing any resolution of the Board that includes among its terms a provision that it is not so amendable or repealable.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings.  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts it business pursuant to Article 3 of these By-laws.

ARTICLE 5

OFFICERS

5.1           Positions.  The officers of the Corporation shall be a Chairman, a Vice Chairman, a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The Board may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it.  Any number of offices may be held by the same person, except the offices of President and Secretary; provided, however, that if all of the issued and outstanding shares of capital stock of the Corporation are owned by one person, such person may hold all or any combination of offices.

5.2           Appointment.  The officers of the Corporation shall be chosen by the Board annually or at such other time or times as the Board shall determine.

5.3           Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board, unless such action is delegated by the Board (or a committee thereof) to another officer or employee.  No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

5.4           Term of Office.  Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualifies or until such officer’s earlier death, resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.  The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.  Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Entire Board.  Any vacancy occurring in any office of the Corporation shall be filled by the Board.  The removal of an officer without cause shall be without prejudice to the officer’s contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.

5.5           Fidelity Bonds.  The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.6           Chairman.  The Chairman shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.  The Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the Chairman shall perform all duties incident to the office of Chairman of a corporation and such other duties as may from time to time be assigned to the Chairman by the Board.

5.7       Vice Chairman.  At the request of the Chairman, or, in the absence of the Chairman, at the request of the Board, the Vice Chairman shall  perform all of the duties of the Chairman and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chairman.  The Vice Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and the Vice Chairman shall perform such other duties as from time to time may be assigned by the Board or by the Chairman.

5.8       Chief Executive Officer.   The Chief Executive Officer shall be the principal executive officer of the Corporation and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.  The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

5.9           President.  The President shall have general supervision over the business of the Corporation, subject, however, to the control of the Chief Executive Officer, the Board and of any duly authorized committee of Directors.    The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board.

5.10           Vice Presidents.  At the request of the Chief Executive Officer, the President, or, in their absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President.  Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board, the Chief Executive Officer or by the President.

5.11           Secretary.  The Secretary shall attend all meetings of the Board (except when specifically requested not to attend all or a portion of a meeting by a majority of the Directors present at a meeting) and of the shareholders and shall record all the proceedings of the meetings of the Board and of the shareholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required.  The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the shareholders and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or by the President, under whose supervision the Secretary shall be.  The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer’s signature.  The Secretary or an Assistant Secretary may also attest all instruments signed by any officer of the Corporation.  The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.

5.12           Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer, the President or the Board, whenever the Chief Executive Officer, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, the Chief Executive Officer or the President.

5.13           Assistant Secretaries and Assistant Treasurers.  Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.

ARTICLE 6

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1           Execution of Contracts.  The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2           Loans.  The Board may prospectively or retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.  Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

6.3           Checks, Drafts, Etc.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4           Deposits.  The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

ARTICLE 7

SHARES AND DIVIDENDS

7.1           Certificates and Uncertificated Shares.  The shares shall be represented by certificates or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such shares, or a combination of both.  If shares are represented by certificates, such certificates shall be in the form (consistent with the provisions of Section 508 of the Business Corporation Law) as shall be approved by the Board.  Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof.  The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or the shares are listed on a registered national securities exchange.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to paragraphs (b) and (c) of Section 508 of the Business Corporation Law.

7.2           Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

A person in whose name shares shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation.  No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

7.3           Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.4           Lost, Destroyed, Stolen and Mutilated Certificates.  The holder of any shares represented by a certificate shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue (i) a new certificate or certificates or (ii) uncertificated shares in place of the certificate previously issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated.  The Board may, in its discretion, as a condition to the issue of any such new certificate or uncertificated shares, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

7.5           Rules and Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares or uncertificated shares.

7.6           Restriction on Transfer of Shares.  If any two or more shareholders or subscribers for shares shall enter into any agreement whereby the rights of any one or more of them to sell, assign, transfer, mortgage, pledge, hypothecate, or transfer on the books of the Corporation, any or all of such shares held by them shall be abridged, limited or restricted, and if a copy of such agreement shall be filed with the Corporation and shall contain a provision that the certificates, if any, representing shares subject to it shall bear a reference to such agreement, then all certificates representing shares covered or affected by said agreement shall have such reference thereto endorsed thereon; and such shares shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and provisions of such agreement.

ARTICLE 8

INDEMNIFICATION

8.1           Indemnity Undertaking.  To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including, without limitation, attorneys’ fees and disbursements).  Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Director or officer of the Corporation if a judgment or other final adjudication adverse to such Director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.  Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

8.2           Advancement of Expenses.  The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including, without limitation, attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Business Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

8.3           Determination of Indemnification.  Any indemnification permitted hereunder (unless ordered by a court) shall be made by the Corporation only if authorized in the specific case upon a finding that the Director or officer (or other person indemnified hereunder) has met the standard of conduct set forth in Section 722 of the Business Corporation Law (“Section 722”).  Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who were or are not parties to such proceeding, (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, (i) by the Board upon the opinion in writing of independent legal counsel that indemnification is proper under the circumstances because the standard of conduct set forth in Section 722 has been met or (ii) by the shareholders, by a vote of a majority in voting power of those shares voting on the question, upon a finding that the standard of conduct set forth in Section 722 has been met.

8.4           Rights Not Exclusive.  The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement, any vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

8.5           Continuation of Benefits.  The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

8.6           Insurance.  The Corporation shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation that it incurs as a result of the indemnification of Directors and officers under the provisions of this Article 8 or (b) any Director or officer in instances in which he or she may be indemnified under the provisions of this Article 8, against any liability asserted, whether or not the Corporation would have the power to indemnify such person against such liability under the laws of the State of New York, subject to the limitations imposed under Section 726 of the Business Corporation Law (or any successor Section).

8.7           Security.  To secure payment of any obligation of indemnification or advancement of expenses provided by, or granted pursuant to, this Article 8, the Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification or advancement of expenses as provided herein.

8.8           Binding Effect.  The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound.  No repeal or modification of this Article 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

8.9           Procedural Rights.  The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction.  The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled.  Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

8.10           Service Deemed at Corporation’s Request.  Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

8.11           Election of Applicable Law.  Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought.  Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE 9

BOOKS AND RECORDS

9.1           Books and Records.  There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the shareholders, the Board and any committee of the Board.  The Corporation shall keep at the office of the Corporation in New York, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

9.2           Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

9.3           Inspection of Books and Records.  Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the shareholders for inspection.

ARTICLE 10

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New York”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE 11

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

ARTICLE 12

PROXIES AND CONSENTS

Unless otherwise directed by the Board, the Chairman, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or interests so owned at any and all meetings of holders of shares or interests, whether general or special, and/or to execute and deliver consents respecting such shares or interests; or any of the aforesaid officers may attend any meeting of the holders of shares or interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or interests.

ARTICLE 13

EMERGENCY BY-LAWS

Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency, which is defined as when, in the event of attack, the New York State defense council orders the effectiveness of emergency by-laws.  During such emergency:

13.1         Notice to Board Members.  Any one member of the Board or any one of the following officers:  Chairman, Vice Chairman, Chief Executive Officer, President, any Vice President, Secretary, or Treasurer, may call a meeting of the Board.  Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio.  Such notice shall be given at least six hours prior to commencement of the meeting.

13.2         Temporary Directors and Quorum.  One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority.  In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

13.3         Actions Permitted To Be Taken.  The Board as constituted in Section 13.2, and after notice as set forth in Section 13.1 may:

13.3.1           prescribe emergency powers to any officer of the Corporation;

13.3.2           delegate to any officer or Director, any of the powers of the Board;

13.3.3           designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

13.3.4           relocate the principal place of business, or designate successive or simultaneous principal places of business; and

13.3.5           take any other convenient, helpful, or necessary action to carry on the business of the Corporation.

ARTICLE 14

AMENDMENTS

These By-laws may be altered, amended, or repealed and new By-laws may be adopted by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the Entire Board; provided, however, that any By-laws altered, amended, or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the shareholders by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares entitled to vote in the election of Directors (excluding for this purpose any right of holders of preferred stock to elect a limited number of Directors).

Any repeal or modification of the foregoing paragraph by the shareholders shall not adversely affect any right or protection of a Director existing at the time of such repeal or modification.  If any By-law regulating an impending election of Directors is adopted, altered, amended, supplemented or repealed by the Board, such By-law shall be set forth in the notice of the next meeting of shareholders for election of Directors, together with a concise statement of the changes made.